SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                   LKCM FUNDS
                             LKCM International Fund
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
                      LKCM INTERNATIONAL FUND ("LKCM FUND")
                               301 COMMERCE STREET
                            FORTH WORTH, TEXAS 76102

                         SPECIAL MEETING OF SHAREHOLDERS
                                  AUGUST 29, 2000

Dear Shareholder:

         We are asking you to approve a new policy that has been unanimously recommended by the Trustees of your LKCM Fund. This policy will allow LKCM Fund to adopt a "master-feeder structure" under which it would be a "feeder" fund that invests all of its investable assets into a separate "master" mutual fund that performs portfolio management, fund accounting and custodial functions.

         If you approve the new policy, LKCM Fund intends to invest in a new master fund that is advised by TT International Investment Management ("TT"), the current subadviser for LKCM Fund. At least one other mutual fund will invest in this new master fund. The pooling of that fund's assets with LKCM Fund's assets can result in economies of scale because certain of the expenses of managing a pool of investment securities are relatively fixed and, thus, a larger investment portfolio can achieve a lower ratio of operating expenses to net assets. In addition, the proposed change in structure would allow LKCM Fund to continue to use TT's expertise in managing its assets.

         In order to adopt the master-feeder structure, you are being asked to approve a new fundamental investment policy that allows the Fund to invest all of its investable assets in a master fund having substantially identical investment objectives and substantially similar investment policies to LKCM Fund. You also are being asked to approve an amended investment advisory agreement between LKCM Fund and Luther King Capital Management Corporation ("LKCM") under which the fees paid to LKCM by the Fund would be reduced to the extent that LKCM Fund invests in a master fund.

         Attached are the Notice and Proxy Statement for the Special Meeting of Shareholders which describe in more detail the proposals on which you are being asked to vote. YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

         Your vote is important. Please take a moment now to sign and return your proxy card(s) in the enclosed postage-paid envelope. [You also can vote by telephone or the Internet by following instructions that appear on the enclosed proxy insert.] Your prompt response will help eliminate the cost of further proxy solicitations. Should you have any questions about the proposals, please contact us.

                                         Sincerely yours,

                                         J. Luther King, Jr.
                                         Chairman and President

                             LKCM INTERNATIONAL FUND
                             -----------------------

                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS

         A special meeting of the shareholders of the LKCM International Fund ("Fund"), a series of the LKCM Funds ("Trust"), will be held on August 29, 2000, at 10:00 a.m. Central Standard Time at the offices of the Fund, at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102 for the following purposes:

1. Approval of a new fundamental investment policy to allow the Fund to invest all of its investable assets in an open-end management investment company having substantially identical investment objectives and substantially similar investment policies to the Fund;

2. Approval of an amended Investment Advisory Agreement between the Trust with respect to the Fund and Luther King Capital Management Corporation ("Manager"); and

3. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

         You will be entitled to vote at the meeting and any adjournments thereof if you owned shares of the Fund at the close of business on ________, 2000. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

         By the order of the Board of Trustees

                                                     Jacqui Brownfield
                                                     Secretary



_________, 2000
301 Commerce Street, Suite 1600
Fort Worth, Texas 76102


                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

         Please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return the card in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid additional expense to the Fund for further solicitation, management asks for your cooperation in mailing your proxy card promptly. Unless proxies are signed by the appropriate persons, they will not be voted.

                             LKCM INTERNATIONAL FUND


                         301 Commerce Street, Suite 1600
                             Fort Worth, Texas 76102

                               -------------------

                                 PROXY STATEMENT

                         Special Meeting of Shareholders
                          To Be Held on August 29, 2000
                               -------------------


         This document is a Proxy Statement for the LKCM International Fund ("Fund"), a series of the LKCM Funds ("Trust"). It is furnished in connection with the solicitation of proxies made by, and on behalf of, the Board of Trustees of the Fund ("Board of Trustees" or "Board") to be used at the Special Meeting of Shareholders of the Fund and at any adjournments thereof ("Meeting"), to be held at 10:00 a.m. Central Standard Time on August 29, 2000, at the offices of Luther King Capital Management Corporation ("Manager"). The purpose of the Meeting is set forth in the accompanying Notice.

         This Proxy Statement and the accompanying proxy card will be mailed to shareholders on or about _______, 2000. The solicitation of proxies will be made by mail, but also may include telephone or oral communications by employees of the Manager, who will not receive any compensation from the Fund for such solicitation. All reasonable out-of-pocket expenses incurred in connection with preparing these proxy materials will be paid by TT International Investment Management, the Fund's current investment subadviser ("Adviser").

         Thirty percent of the Fund's shares of beneficial interest outstanding on _______, 2000 ("Record Date"), represented in person or by proxy, must be present at the Meeting for the transaction of business. If a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

         Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against the proposal where the required vote is a percentage of the shares present.

         The proxies named in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed. If you give no voting instructions, your shares will be voted in favor of the proposals described in this proxy statement. The proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Fund prior to the Meeting or by appearing and voting at the Meeting.

         On the Record Date there were issued and outstanding _____________ number of shares of the Fund. The following shareholders owned of record 5% or more of the shares of the Fund as of the Record Date:



         [FUND TO PROVIDE]



         Shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. Each full share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate share of one vote. You may obtain a copy of the Fund's most recent annual report to shareholders, free of charge, by writing to LKCM Funds, c/o Firstar Mutual Fund Services, LLC at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or by calling 1-800-688-LKCM.

         Approval of the Proposals outlined below requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote on the particular proposal, as such term is defined in the Investment Company Act of 1940, as amended ("1940 Act"). For that purpose, a vote of the holders of a "majority of the outstanding voting securities" of the Fund means the lesser of either (1) the vote of 67% or more of the shares of the Fund present at the meeting if the holders of more than 50% of the outstanding Fund shares are present or represented by proxy, or (2) the vote of the holders of more than 50% of the outstanding shares of the Fund.

         The Manager, 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, serves as the investment adviser to the Fund. The Adviser, 5 Martin Lane, London, England EC4R ODP, serves as the Fund's investment subadviser. Provident Distributors, Inc., 4 Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428, serves as the Fund's distributor. Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund's administrator.

                                    OVERVIEW

         You will be asked to vote on certain proposals described below necessary to enable the Fund to convert from a single-tiered mutual fund structure into a two-tiered structure ("master-feeder structure"). Under a master-feeder structure, the functions of a traditional mutual fund are divided into two parts -- a master fund and one or more feeder funds. The master fund performs the portfolio management, fund accounting and custodial functions. The feeder fund performs the distribution, shareholder servicing and transfer agent functions.

         The proposed conversion is a result of the Adviser's desire to establish its own mutual funds in the United States. The Adviser has established a master fund that is substantially similar to the Fund and has established a feeder fund substantially identical to the Fund. Initially, the Adviser's feeder fund will be offered primarily to its U.S. pension fund clients. Thus, either at or shortly after the conversion, the Fund will be one of at least two feeder funds to the Adviser's master fund.

         The proposed change in operating structure should enable the Fund to realize directly or indirectly certain economies of scale, based on the premise that certain of the expenses of managing a pool of investment securities are relatively fixed and that a larger investment portfolio thus may achieve a lower ratio of operating expenses to net assets. The Manager and the Board of Trustees have determined that the proposed conversion has the potential to bring substantial additional benefits to the Fund and its shareholders.



                                   PROPOSAL 1

                 APPROVAL OF A NEW FUNDAMENTAL INVESTMENT POLICY

INVESTMENT OF FUND ASSETS IN ANOTHER INVESTMENT COMPANY

         The Board of Trustees recommends that shareholders of the Fund approve a new fundamental investment policy to permit the Fund to invest all of its investable assets in an open-end management investment company having substantially identical investment objectives and substantially similar investment policies to the Fund. If this policy is approved, the Board currently intends to invest all of the Fund's investable assets in the TT EAFE Portfolio ("Portfolio"), a series of the TT International U.S.A. Master Trust ("Master Trust"). (Whenever the phrase "all of the Fund's investable assets" is used herein, it means that the only investment securities that will be held by the Fund will be the Fund's interest in the Portfolio.) The Portfolio is an open-end management investment company having the same investment objective and substantially similar investment policies as the Fund. The Adviser, which currently serves as the Fund's investment subadviser, will be the investment manager of the Portfolio.

         Certain fundamental investment limitations of the Fund, such as those policies regarding diversification, concentration and investing in other investment companies, would prohibit, or could be deemed to prohibit, the Fund from investing all of its investable assets in the Portfolio. On behalf of the Fund, the Board of Trustees proposes that these limitations be modified by adding the following new fundamental investment policy:

         Notwithstanding any other limitation, the Fund may invest all of its investable assets in an open-end management investment company with a substantially identical investment objective and substantially similar investment policies as the Fund. For this purpose, "all of the Fund's investable assets" means that the only investment securities that will be held by the Fund will be the Fund's interest in the investment company.

         If this Proposal 1 is approved by shareholders of the Fund, the Board expects that on or about September 22, 2000, the Fund will invest all of its investable assets in the Portfolio, unless the Board determines that it would not be in the best interests of the Fund and its shareholders to do so. Under this proposed operating structure, the Fund would seek its investment objectives through its investment in the Portfolio, rather than through direct investments in securities. The Portfolio in turn would invest in securities of the same type, and in accordance with the same objectives, as the Fund. Shareholders would continue to hold shares of the Fund and the Fund would hold a beneficial interest in the Portfolio. This proposed operating structure will not alter the rights and privileges of shareholders of the Fund. The value of a shareholder's investment in the Fund will be the same immediately after the Fund's investment in the Portfolio as immediately before that investment. To the extent that the Fund's shareholders do not approve this Proposal 1, the Board of Trustees would not proceed in the manner described above on behalf of the Fund, and the Fund will continue to operate under its current operating structure.

         The Adviser has agreed to reimburse the Fund for all reasonable out-of-pocket expenses incurred by the Fund in connection with the proposed change in operating structure.



INFORMATION ABOUT THE PORTFOLIO AND THE MASTER TRUST

         The Master Trust was organized as a trust under Massachusetts law on May 26, 2000. The Fund has been advised by the Master Trust that, while it is not registered with the Securities and Exchange Commission ("SEC") as an investment company as of the date of this Proxy Statement, it will register in the near future and will be registered before the conversion. The beneficial interests in the Master Trust are not available for purchase by members of the general public. The Portfolio is a series of the Master Trust. If this Proposal 1 is approved by the shareholders, the Portfolio expects to commence operations on or about September 22, 2000, when the Fund invests its investable assets in the Portfolio.

         The Portfolio has been established to serve as the investment vehicle for different entities that have substantially identical investment objectives. These entities may include, among others, mutual funds, such as the Fund, and other institutional investors. As of the date of this Proxy Statement, the Fund and the Adviser's feeder fund, the TT EAFE Mutual Fund, have stated their interests in investing in the Portfolio. The TT EAFE Mutual Fund's registration as an investment company with the SEC is currently pending. Additional entities may invest in the Portfolio in the future.

         By investing all of its investable assets in the Portfolio, the Fund may be in a position to realize directly or indirectly certain economies of scale, based on the premise that certain of the expenses of managing a pool of investment securities are relatively fixed and that a larger investment portfolio thus may achieve a lower ratio of operating expenses to net assets. By investing in the Portfolio, the Fund may realize other benefits resulting from increased asset size, such as the ability to participate in transactions in securities that may be offered in larger denominations than could be purchased by the Fund alone. No such economies of scale or other benefits are anticipated until other investors invest their assets in the Portfolio. Moreover, there can be no assurance that additional entities will invest in or maintain investments in the Portfolio so that the assets of the Portfolio will be larger than those of the Fund or that these anticipated economies of scale and other benefits will be realized.

         The Fund would be able to withdraw its investment in the Portfolio at any time if the Trust's Board of Trustees determines that it is in the best interests of the Fund and its shareholders to do so. Upon any withdrawal, the Board of Trustees would consider what action might be taken, including the investment of all of the investable assets of the Fund in another pooled investment entity having substantially the same investment objectives as the Fund. Upon withdrawal, the Manager also could manage the Fund's direct investments in securities under the Trust's existing investment advisory agreement.

         The proposed transfer of assets of the Fund to the Portfolio is expected to be tax free. In this connection, the Fund intends to obtain an appropriate opinion of legal counsel to the effect that there will be no adverse tax consequences as a result of the proposed change in operating structure. The Fund intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Code. In each taxable year that the Fund so qualifies, the Fund (but not its shareholders) will be relieved of federal income tax on that part of its investment company taxable income and net capital gain that is distributed to its shareholders. However, distributions from the Fund will continue to be taxable to the Fund's shareholders as ordinary income or long-term capital gain, as the case may be, whether such distributions are received in cash or paid in Fund shares.

         The Portfolio will have investment objectives that are identical to those of the Fund. The Portfolio will attempt to achieve its objectives through investments made under investment policies and subject to investment limitations that are substantially similar to those of the Fund. If the Fund invests all of its investable assets in the Portfolio, the Fund's assets no longer would be invested directly in investment securities. Nevertheless, in as much as the assets of the Portfolio would be directly invested in investment securities, the Fund believes the risks of investing in the Portfolio are not materially different from those to which shareholders of the Fund currently are subject.

         The Fund's net asset value ("NAV") will be calculated at the same time and on the same days that the NAV of the Portfolio is calculated. The Portfolio will calculate its NAV as of the close of regular trading on the New York Stock Exchange ("Exchange"), currently 4:00 p.m. eastern time, each day on which the Exchange is open for trading. Securities held by the Portfolio will be valued as described in the current prospectus of the Fund.

         The Master Trust is not required by law to hold annual meetings of interest holders. Investments in the Portfolio will have no preemptive or conversion rights and will be fully paid and non-assessable, except as set forth below. Each investor in the Portfolio will be entitled to vote in proportion to its percentage of the aggregate beneficial interests in the Portfolio. Investors in the Portfolio will not have cumulative voting rights. On any issue, the Fund will vote its shares in the Portfolio in proportion to the votes cast by the Fund's shareholders. Generally, the Fund will hold a meeting of its own shareholders to obtain instructions as to how its interests in the Portfolio should be voted when the Portfolio is conducting a meeting of its investors. However, subject to applicable statutory and regulatory requirements, the Fund would not request a vote of its shareholders with respect to any proposal relating to the Portfolio, which proposal, if made with respect to the Fund, would not require the vote of the shareholders of the Fund. To the extent that there are other investors in the Portfolio, there can be no assurance that any issue that receives approval of the Fund's shareholders will also be approved by other investors in the Portfolio.

         Investments in the Portfolio may not be transferred to another investor, but an investor may withdraw all or any portion of its investment at any time at NAV. Each investor in the Portfolio, including the Fund, will be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability would be limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. Upon liquidation of the Portfolio, investors in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

THE PORTFOLIO'S INVESTMENT ADVISER

         The Adviser currently serves as the investment subadviser to the Fund and will serve as the investment manager to the Portfolio. The Adviser was founded in 1993 and offers investment counseling services to investment companies, pension and profit sharing plans, and trusts, estates and charitable organizations. As of May 31, 2000, the Adviser had approximately $6.5 billion in assets under management. The Adviser is a partnership controlled by Timothy A. Tacchi. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is regulated in the conduct of its investment business in the United Kingdom by the Investment Management Regulatory Organization Limited (IMRO).

         At present, pursuant to an Investment Subadvisory Agreement ("Subadvisory Agreement") dated December 30, 1997, entered into between the Manager and the Adviser, the Adviser is responsible for making investment decisions and placing purchase and sale orders for the Fund. As compensation for services rendered by the Adviser, the Manager -- and not the Fund -- pays the Adviser a subadvisory fee calculated by applying a quarterly rate, equal on an annual basis to 0.50% of the Fund's average daily net assets for the quarter.

         The Subadvisory Agreement would be terminated should the Fund invest all of its investable assets in the Portfolio. The Adviser would manage the assets of the Portfolio pursuant to a management agreement with the Master Trust relating to the Portfolio ("Management Agreement"). The Adviser would manage the securities of the Portfolio and make investment decisions for the Portfolio. Under the Management Agreement, the Portfolio would pay fees to the Adviser at an annual rate equal to 0.50% of the Portfolio's average daily net assets. In addition, the Manager and Adviser have agreed to continue their voluntary expense limitation on the Fund's total annual operating expenses should the Fund invest all of its assets in the Portoflio as proposed. Accordingly, the maximum expenses the Fund would directly and indirectly (through the Portfolio) pay for the provision of investment management services would not change at the time of such investment. See Proposal 2 below for more information on the proposed amendment to the Investment Advisory Agreement relating to the Fund's fee and expense structure.

CONSIDERATIONS BY THE FUND'S BOARD OF TRUSTEES

         At a meeting on May 31, 2000, the Board of Trustees of the Fund considered and determined to seek shareholder authorization to adopt a new fundamental investment policy to allow the Fund to invest all of its investable assets in the Portfolio. In recommending this action to the Board, the Manager reviewed the potential benefits associated with the proposed change in the Fund's operating structure.

         For example, the Manager believes that, because this operating structure will potentially enable several institutional investors to pool their assets with the Fund in the Portfolio, it has the possibility to achieve a variety of operating economies not currently available to the Fund. In general, to the extent that certain operating costs are relatively fixed and currently are borne by the Fund alone, these expenses would instead be borne by the Portfolio and shared by the Fund and other investors in the Portfolio. The larger asset size of the Portfolio, in the Manager's view, also could permit the purchase of investments in larger denominations than the Fund currently is able to purchase, which will reduce certain custodial and transactional expenses borne by the Fund's shareholders. Certain of these benefits would likely arise only if assets of the Portfolio were to grow through investments in the Portfolio by investors in addition to the Fund. Even if other entities invest in the Portfolio, there is no assurance that such expense savings or other benefits will be realized.

         In addition, the Board considered the benefits to the Fund and its shareholders of continuing employment of the Adviser to make investment decisions with respect to Fund assets. The Board considered that investing the Fund's assets in the Portfolio would be the most efficient way to continue to utilize the Adviser's expertise to manage the Fund's assets in lieu of having the Adviser serve as the Fund's subadviser. The Board believes that this will provide continuity for the Fund and its shareholders and is in their best interests.

         The Board also considered the risks associated with an investment in the Portfolio. The Trustees believe that the Portfolio's investment policies and limitations will involve substantially the same risks as are associated with the Fund's direct investment in investment securities, under its policies and limitations.

         The Board also considered the following factors: (1) the relative past growth in assets and investment performance of the Fund; (2) the future prospects of the Fund both under circumstances where it is not converted and if the conversion is effected; (3) the current expense ratios of the Fund as compared to the anticipated pro forma expense ratio of the Fund and the Portfolio; (4) the costs of the proposed change in operating structure; (5) the tax free nature of the proposed change; (6) other options to the proposed change in operating structure; and (7) the potential benefits to the Fund's affiliates, including the Manager.

         After consideration of these and other relevant factors, the Board of Trustees, including a majority of the those Board members who are not considered "interested persons" as that term is defined in the 1940 Act ("Independent Trustees"), determined that (1) participation in the proposed transaction is in the best interests of the Fund and (2) the interests of existing shareholders of the Fund will not be diluted as a result of effecting the transaction. If this Proposal 1 is approved by the Fund's shareholders, the Board will retain the right not to proceed in this manner if it determines that it would not be in the best interests of the Fund and its shareholders to do so.

                 THE BOARD OF TRUSTEES RECOMMENDS THAT
               SHAREHOLDERS VOTE TO APPROVE PROPOSAL 1.



                              PROPOSAL 2

APPROVAL OF AN AMENDED INVESTMENT ADVISORY AGREEMENT BETWEEN THE MANAGER AND THE TRUST WITH RESPECT TO THE FUND

         Shareholders are being asked to approve an amendment to the Investment Advisory Agreement between the Manager and the Trust with respect to the Fund which will authorize a change in the structure of the Manager's fee with respect to advisory services provided to the Fund. As explained above in Proposal 1, to the extent that the Fund invests all of its investable assets in the Portfolio, the Fund would have a reduced need for direct investment management services by the Manager. For this reason, the Trust's current Investment Advisory Agreement with respect to the Fund would be revised to provide that, to the extent that the Fund invests all of its investable assets in the Portfolio, the advisory fee paid under the Investment Advisory Agreement would be reduced from an annual rate of 1.00% of the Fund's average daily net assets to an annual rate of 0.50% of the Fund's average daily net assets. Under the Fund's current arrangement with the Manager, the Manager and the Adviser have voluntarily agreed to waive their advisory fees and/or reimburse the Fund to the extent necessary to ensure that the Fund's total annual operating expenses do not exceed 1.20%. The Manager and the Adviser have agreed to continue this voluntary expense limitation on the Fund's total annual operating expenses should the Fund invest all of its assets in the Portfolio as proposed. Thus, the maximum expenses the Fund would directly or indirectly pay for the provision of investment management services would not change at the time of such investment.

THE CURRENT INVESTMENT ADVISORY AGREEMENT

         Pursuant to the Investment Advisory Agreement dated June 21, 1994, as supplemented on December 30, 1997 ("Advisory Agreement") with the Trust, the Manager, subject to the control and supervision of the Trust's Board of Trustees and in conformance with the stated investment objectives and policies of the Fund, manages the investment and reinvestment of the assets of the Fund. In this regard, it is the responsibility of the Manager to make investment decisions for the Fund and to place the Fund's purchase and sales orders or, subject to any approvals required by the 1940 Act, to delegate its duty to make investment decisions and to place purchase and sales orders to one or more investment subadvisers with respect to some or all of the Fund's assets. In the event of such a delegation, the Manager is obligated to monitor the activities of the subadvisers, review the activities of the subadvisers to ensure compliance with applicable investment objectives and guidelines, render such reports to the Board of Trustees as may be requested and provide to the subadvisers such advice as they may reasonably request. As described above, the Manager has exercised its authority to delegate certain duties with respect to all of the Fund's assets to the Adviser.

         The Advisory Agreement continues in effect for a period of two years from the date of the Agreement, and thereafter for successive one year periods, only if each renewal is specifically approved by a vote of the Board of Trustees, including the affirmative votes of a majority of the Trustees who are not parties to the agreement or "interested persons" (as defined in the 1940
Act) of any such party in person at a meeting called for the purpose of considering such approval. In addition, the question of continuance of the Advisory Agreement may be presented to the shareholders of the Fund; in such event, continuance shall be effective only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund. The Advisory Agreement can be terminated, without penalty, with respect to the Fund on 60 days' written notice by the Board of Trustees or by vote of a majority of the outstanding voting securities. The Adviser can terminate the Advisory Agreement with respect to the Fund, without penalty, on 90 days' written notice. In addition, the Advisory Agreement will terminate automatically in the event of its assignment.

         As compensation for the services rendered by the Manager under the Advisory Agreement, the Fund pays the Adviser an advisory fee calculated by applying a quarterly rate, equal on an annual basis to 1.00% of the Fund's average daily net assets for the quarter. The Manager -- and not the Fund -- is solely responsible for paying the fees of any subadvisers to whom the Manager delegates any duties as described above. For the fiscal year ended December 31, 1999, the Manager voluntarily agreed to waive its advisory fees and reimburse the Fund's operating expenses to the extent necessary to ensure that the Fund's total operating expenses do not exceed 1.20%. Thereafter, the Manager, at its discretion, from time to time may waive advisory fees and/or reimburse expenses for the Fund. Any waivers and/or reimbursements will have the effect of lowering the overall expense ratio for the Fund and increasing its overall return to investors at the time any such amounts are waived and/or reimbursed. For the fiscal year ended December 31, 1999, such fees paid by the Fund to the Manager were $399,935. For the same period, management fees and/or expenses in the amount of $186,212 were waived and/or reimbursed by the Manager.

THE PROPOSED AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

         The amended Advisory Agreement will be identical to the current Advisory Agreement described above with the exception of the proposed revision to the fee schedule. Under the proposed amendment, the Advisory Agreement would be revised to add that, to the extent that the Fund invests all of its investable assets (ie., securities and cash) in another registered investment company, the advisory fee paid under the Advisory Agreement during the period that the Fund's assets are so invested would be reduced from an annual rate of 1.00% of the Fund's average daily net assets to an annual rate of 0.50% of the Fund's average daily net assets.

         Accordingly, on behalf of the Fund, the Board of Trustees proposes that paragraph 1 of the Fee Schedule and Related Amendments to the Advisory Agreement between the Trust and the Manager, dated as of June 21, 1994 be amended by adding the following new language (which is underlined):

         1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, the LKCM International Fund of the Trust (the "Fund") will pay the [Manager] a fee, computed by applying a quarterly rate, equal to an annual basis to 1.00% of the Fund's average daily net assets for the quarter. TO THE EXTENT THAT THE FUND INVESTS ALL OF ITS INVESTABLE ASSETS IN ANOTHER REGISTERED INVESTMENT COMPANY, HOWEVER, FOR THE PERIOD THAT THE FUND'S ASSETS ARE SO INVESTED, THE FUND WILL PAY THE [MANAGER] A FEE, COMPUTED BY APPLYING A QUARTERLY RATE, EQUAL TO AN ANNUAL BASIS TO 0.50% OF THE FUND'S AVERAGE DAILY NET ASSETS FOR THE QUARTER.

         Set forth below are tables which show the fees and expenses for the Fund for the current fiscal year and a PRO FORMA adjustment thereof which reflects the combined expenses of the Fund and the Portfolio, and assumes that the Fund had invested all of its investable assets in the Portfolio for the entire period then ending.



SHAREHOLDER FEES  (fees paid directly from your investment)

         None

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)(1)


                                                   DISTRIBUTION          OTHER         TOTAL ANNUAL
                               MANAGEMENT          AND SERVICE        EXPENSES(2)          FUND
                               FEES (2)            (12B-1)FEES        -----------       EXPENSES(2)
                               --------                (3)                             ------------
                                                   ------------

International Fund              1.00%                 None               0.52%             1.52%
International Fund
PRO FORMA


(1) Fund operating expenses are deducted from Fund assets before computing the daily share price of making distributions. As a result, they will not appear on your account statement, but instead reduce the amount of total return you receive.

(2) The Manager voluntarily has agreed to waive all or a portion of its management fee and/or reimburse the Fund's other expenses to limit the total annual operating expenses to 1.20%. The Manager may choose to terminate the waiver or revise the limit on total annual operating expenses at any time. If the waivers or reimbursements were included in calculation above, "Management Fees," "Other Expenses" and "Total Annual Operating Expenses" would be as follows:


                               MANAGEMENT        OTHER         TOTAL ANNUAL
                               FEES (2)        EXPENSES(2)        FUND
                                                               EXPENSES(2)
                               ----------      -----------     -----------


International Fund               0.68%          0.52%            1.20%

International Fund
PRO FORMA


The portion of "Other Expenses" attributable to the Portfolio is estimated because the Portfolio has not yet commenced operations.

(3) The Fund adopted a Rule 12b-1 Plan under which the Fund may pay up to 0.75% of its average daily net assets for distribution and other services. The Fund has not implemented the plan and, thus, is neither accruing nor paying any fees under the plan.

EXAMPLE

         This example is intended to help you to compare the current costs of investing in the Fund and the costs of investing in the Fund where the Fund invests all of its investable assets in the Portfolio. The example assumes that
(1) you invest $10,000 in the Fund for the time periods indicated; (2) your investment has a 5% return each year; and (3) the Fund's operating expenses remain the same, except for the first year which reflects any fee waiver or expense reimbursement. Although your actual costs may be higher or lower, under these assumptions your costs would be:


                                         ONE YEAR        THREE YEARS       FIVE YEARS         TEN YEARS
                                         --------        -----------       ----------         ---------

International Fund                         $155             $481              $829             $1,812

International Fund PRO FORMA

ABOUT THE MANAGER

         Luther King Capital Management Corporation serves as the investment adviser to the Fund. The Manager was founded in 1979 and provides investment counseling services to employee benefit plans, endowment funds, foundations, common trust funds, and high net-worth individuals. As of May 1, 2000, the Manager had in excess of $__ billion in assets under management. J. Luther King, Jr. is the controlling shareholder of the Manager.

         The principal executive officers and each director of the Manager, including those officers and directors who are officers and Trustees of the Trust, are as follows:

Name and Address                       Principal Occupation
----------------                       --------------------

J. Luther King, Jr.                    President, Luther King Capital Management
                                       Corporation since 1979; Chairman of
                                       the Board of Trustees, President, Chief
                                       Executive Officer and Manager of the
                                       Trust
Paul W. Greenwell                      Vice President, Luther King Capital
                                       Management Corporation since 1983; Vice
                                       President of the Trust
Jacqui Brownfield                      Fund Administrator, Luther King Capital
                                       Management Corporation since 1987;
                                       Vice President, Secretary and Treasurer
                                       of the Trust

         The business address of each individual listed above is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102.

CONSIDERATIONS BY THE FUND'S BOARD OF TRUSTEES

         On May 31, 2000, the Board of Trustees, including the Independent Trustees, unanimously approved, subject to the required shareholder approval described herein, the amended Advisory Agreement between the Manager and the Trust with respect to the Fund. In determining to recommend the amended Advisory Agreement to shareholders, the Board reviewed the services provided by the Manager and analyzed the factors they deemed relevant, including the nature, quality and scope of services provided to the Fund as well as the Manager's investment performance. The Board reviewed the ability of the Manager to continue to provide its services to the Fund and they reviewed the compensation received by the Manager over the past fiscal year. The Board also considered the relative past growth in assets and investment performance of the Fund, and the current expense ratios of the Fund as compared to the anticipated pro forma expense ratio of the Fund and Portfolio.

         After consideration of these and other relevant factors, the Board of Trustees determined that the proposed amendment to the Advisory Agreement was in the best interests of the Fund and its shareholders.



                      THE BOARD OF TRUSTEES RECOMMENDS THAT
                    SHAREHOLDERS VOTE TO APPROVE PROPOSAL 2.



PORTFOLIO INFORMATION

         In the selection of brokers and dealers to execute security transactions, the Manager and Adviser will endeavor to ensure that the chosen brokers and dealers have the ability to obtain best execution. In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Manager and Adviser are authorized to consider the "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), statistical quotations, and other information provided to the Fund, the Manager, the Adviser or their affiliates. The Manager and Adviser also are authorized to cause the Fund to pay a commission to a broker or dealer who provides supplemental investment and market research and securities and economic analysis and may pay these brokers a higher brokerage commission than may be charged by other brokers, provided that the Manager or Adviser, as applicable, determines in good faith that such commission is reasonable in relation to the value of a particular transaction or in terms of all the accounts over which they exercise investment discretion. Research services furnished by brokers or dealers through which the Manager and Adviser effect securities transactions may be used in servicing all accounts which they manage. Research services received from brokers or dealers which execute transactions for a particular account will not necessarily be used specifically in connection with the management of that account.


SHAREHOLDER PROPOSALS

         As a general matter, the Fund does not hold annual or other regular meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Fund at 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. In addition, the Fund is required to call a special shareholders' meeting upon written request for such a meeting by shareholders owning at least ten percent of its outstanding shares.

OTHER BUSINESS

         Management knows of no business to be presented to the meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment and in the best interests of the Fund.

                                       By order of the Board of Trustees,



                                       Jacqui Brownfield
                                       Secretary




__________, 2000

                                      PROXY

                             LKCM INTERNATIONAL FUND



                         Special Meeting of Shareholders

                                 August 29, 2000



         The undersigned hereby appoints as proxies ____________, _________ and _________, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the LKCM International Fund ("Fund"), a series of the LKCM Funds ("Trust"), held of record by the undersigned on __________, 2000, at the meeting of shareholders to be held on August 29, 2000, or any adjournment thereof, with discretionary power to vote upon such other business as may properly come before the meeting. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby acknowledges receipt of the Proxy Statement prepared on behalf of the Board of Trustees with respect to the matter designated below.

         Please date and sign this proxy and return it in the enclosed postage-paid envelope to Frank Guarino of MIS at 61 McCord Park Drive, Norwell, MA 02061. Please indicate your vote by an "X" in the appropriate box below.

         1. Approve a new fundamental investment policy so that the Fund may invest all of its investable assets in an open-end management investment company having substantially identical investment objectives and substantially similar investment policies to the Fund.



             FOR _____________ AGAINST   ____________    ABSTAIN  ___________



         2. Approve the amended Investment Advisory Agreement between Luther King Capital Management Corporation ("Manager") and the Trust with respect to the Fund.



             FOR _____________ AGAINST   ____________    ABSTAIN  ___________




                                            --------------    ------------
                                            Signature         Date



                                            --------------    -------------
                                            Signature         Date